As filed with the Securities and Exchange Commission on December 13, 2000 Registration No. 333-39784

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                 AMENDMENT NO. 5
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                            MILESTONE SCIENTIFIC INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         Delaware                                                 11-309811
-------------------------------                               ----------------
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                             220 South Orange Avenue
                            Livingston Corporate Park
                          Livingston, New Jersey 07034
              (Address, including zip code, and telephone number,
            including area code, of registrant's executive offices)

                                  ------------

                                  LEONARD OSSER
                             Chief Executive Officer
                            Milestone Scientific Inc.
                             220 South Orange Avenue
                            Livingston Corporate Park
                          Livingston, New Jersey 07034
                                 (973) 716-0087
            (Name, address, including zip code, and telephone number,
                    including area code of agent for service)

                                  ------------

                                   Copies to:

                                 Stephen A. Zelnick, Esq.
                       Morse, Zelnick, Rose & Lander, LLP
                                 450 Park Avenue
                            New York, New York 10022
                                 (212) 838-8040
                           (212) 838-9190 (Facsimile)

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

                                  ------------

   If the only securities being registered on this Form are to be offered pursuant to dividend or reinvestment plans, please check the following box. |_|

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or reinvestment plans, check the following box. |X|

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_|

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                                  ------------

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                  ------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits

Exhibit No.  Description
-----------  -----------

4.1          Specimen Stock Certificate(1)

4.2          Form of Purchase Agreement dated March 2, 1999(2)

4.3          Form of 3% Senior Convertible Note dated March 2, 1999(2)

4.4          Form of Registration Rights Agreement dated March 2, 1999(2)

4.5          Form of Purchase Agreement dated January 31, 2000(2)

4.6          Form of Registration Rights Agreement dated January 31, 2000(2)

4.7          Form of Security Agreement dated January 31, 2000(2)

4.8 Form of Agreement to convert 3% Senior convertible notes dated January 31, 2000(2)

4.9          Form of Warrant dated January 31, 2000(2)

4.10         Form of 10% Senior Promissory Note dated January 31, 2000(2)

4.11         $200,000 8% Secured Promissory Note dated July 31, 2000(3)

4.12         $300,000 8% Secured Promissory Note dated July 31, 2000(3)

4.13         Warrant dated July 31, 2000(3)

4.14 20% Secured Promissory Notes to LongView Partners A, L.P. and Cumberland Benchmarked Partners, L.P. each dated August 28, 2000(3)

5.1 Opinion of Morse, Zelnick, Rose & Lander, LLP as to legality of the securities being registered(2)

10.1         Purchase and Line of Credit Agreement dated July 31, 2000(3)

10.2         Purchase Agreement dated August 25, 2000(3)

23.1         Consent of Grant Thornton LLP(2)

23.2         Consent of Morse, Zelnick, Rose & Lander, LLP (included in
             Exhibit 5.1)(2)

24.1         Power of Attorney (included in signature page)

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(1)   Incorporated by reference to Milestone's registration statement on Form
      SB-2 No. 333-92324.

(2)   Previously filed with this registration statement.

(3)   Filed with this Amendment.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on the 13th day of December, 2000.

                                        MILESTONE SCIENTIFIC INC.

                                        By: /s/ Leonard Osser
                                           -------------------------------------
                                           Chairman and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard Osser, Stephen A. Zelnick, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 13, 2000.

Signatures                              Title
----------                              -----

/s/ Leonard Osser*                      Chairman and Chief Executive Officer
-----------------------------------
Leonard Osser

/s/ Thomas Stuckey*                     Chief Financial Officer
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Thomas Stuckey

/s/ Mitchell Kuhn*                      Director
-----------------------------------
Mitchell Kuhn

/s/ Stephen A. Zelnick*                 Director
-----------------------------------
Stephen A. Zelnick

/s/ Paul Gregory*                       Director
-----------------------------------
Paul Gregory

/s/ Louis I. Margolis*                  Director
-----------------------------------
Louis I. Margolis

/s/ Leonard M. Schiller*                Director
-----------------------------------
Leonard M. Schiller

/s/ Daniel R. Martin*                   Director
-----------------------------------
Daniel R. Martin

*By: /s/ Stephen A. Zelnick
    -------------------------------
    Stephen A. Zelnick
    Attorney-in-Fact